Exhibit 4 – Specimen Stock Certificate

                NUMBER                                                                                                                               SHARES

               COMMON STOCK                                                                                                                       COMMON STOCK

IMPERIAL RESOURCES, INC.
SHARES AUTHORIZED: 500,000,000
PAR VALUE: $0.001

                            CUSIP – 45308 Q 106

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

                                                                    SEE REVERSE FOR CERTAIN DEFINITIONS

        THIS CERTIFIES THAT

        is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

IMPERIAL RESOURCES, INC.

transferable on the books of the corporation buy the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witnessed this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Countersigned and registered Action Stock Transfer Corp.	CORPORATE Nevada	J. Payyappilly President	J. Sajan. Secretary Treasurer
Transfer agent and Registrar	2008

By: Authorized Signature			SEAL

SPECIMEN